                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Ralph Armijo and Patrick R. Mawhinney or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.



              SIGNATURE                             TITLE                    DATE
              ---------                             -----                    ----
      /s/ LLOYD G. CHAVEZ, JR.         Director                         August 16, 1999
-------------------------------------
        Lloyd G. Chavez, Jr.